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                                                                 Exhibit 10(a)
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into between Richard W. Parod ("PAROD") and Lindsay Manufacturing Co., a Delaware corporation ("LINDSAY") on March 8, 2000 (the foregoing date being referred to herein as the "Execution Date" and being the date on which LINDSAY executes this Agreement following its execution by PAROD). PAROD will commence employment hereunder on April 5, 2000 (the "Commencement Date").

         WHEREAS, LINDSAY desires to employ PAROD as its President and Chief Executive Officer, and in such offices he will be a key employee of LINDSAY and his talents and services to LINDSAY will be of a special, unique, unusual and extraordinary character and will be of particular and peculiar benefit and importance to LINDSAY; and

         WHEREAS, LINDSAY desires to obtain assurances that PAROD will become and remain an employee of LINDSAY and devote his best efforts to such employment; and

         WHEREAS, PAROD desires to obtain assurances of continued employment and compensation; and

         WHEREAS, each party is willing, in consideration of PAROD's employment with LINDSAY and LINDSAY'S specific commitments, to provide the other with the desired assurances, and each is willing to enter into and carry out this Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1. Employment. Upon the terms set out in this Agreement, LINDSAY agrees to employ PAROD, and PAROD agrees to be so employed by LINDSAY, as its President and Chief Executive Officer. PAROD shall also be appointed to serve as a director of LINDSAY effective on the Commencement Date.

         2. Term. The term ("Term") of PAROD's employment pursuant to this Agreement will commence on the "Commencement Date" and, unless terminated at an earlier date in accordance with Paragraph 4 of this Agreement, shall continue in effect until the third anniversary of the Commencement Date. The Term may be extended by mutual written agreement of the parties.

         3. Compensation. As compensation for the services to be rendered by PAROD, LINDSAY agrees to provide PAROD with the following:

               A. Salary. For each Fiscal Year ending August 31, PAROD shall receive salary at the minimum annual rate of $300,000, which amount shall be reviewed annually by the Board of Directors



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                    ("Board") of LINDSAY and may be increased at the sole
                    discretion of the Board.

               B. Bonuses. For each complete Fiscal Year during the Term, PAROD shall have a target annual incentive bonus equal to 60% of his annual salary, with an actual bonus payout which may range from 0% to 120% of his annual salary based on individual and/or company performance. The Compensation Committee of the Board ("Compensation Committee") will establish an annual incentive plan ("AIP") for each Fiscal Year which will be used to determine PAROD's annual bonus; and the individual and company goals and guidelines for calculating bonuses payable under the AIP shall be subject to review and approval by the Compensation Committee. PAROD shall be entitled to receive a guaranteed, pro-rated bonus equal to 60% of his salary for the period from the Commencement Date through August 31, 2000.

               C. Sign-On Bonus. PAROD shall be paid a sign-on bonus of $75,000 as soon as practicable after the Commencement Date.

               D. Stock Options. PAROD shall be entitled to receive stock options on common shares in the amount and upon the terms and conditions which are described herein and which are reflected in the forms of stock option agreements which are attached as Appendix A hereto. On the Execution Date PAROD shall receive initial grants as follows:

                    (i) 300,000 non-qualified stock options with an exercise price equal to the closing price on the Execution Date, which will have a ten year term from the Execution Date and will vest in five equal annual installments beginning on the first anniversary of the Commencement Date.

                    (ii) 50,000 performance-accelerated non-qualified stock options with an exercise price equal to the closing price on the Execution Date, which will have a ten year term from the Execution Date and will become exercisable as follows:

                           (a) 100% of the total option shares on or after the first day following completion of a period of twenty
                           (20) consecutive business days on which the fair market value exceeds $40 per share, but only where such period is completed prior to the fifth (5th) anniversary of the Commencement Date, or

                           (b) 100% of the total option shares on or after the ninth


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                           (9th) anniversary of the Commencement Date.

                    After the third anniversary of the Commencement Date, the Compensation Committee, in its sole discretion, may grant additional stock options to PAROD, which may contain such terms as it deems appropriate.

               E. Vacation. PAROD shall be entitled to four weeks of vacation for each complete Fiscal Year during the Term.

               F. Other Benefits. PAROD shall also be entitled to receive other fringe benefits and to participate in other employee benefit programs of LINDSAY for which his participation (and the terms and conditions thereof) is approved from time to time by the Compensation Committee. Such other benefits currently include the following:

                    -      Basic medical and life insurance
                    - Annual physical exam under the Key Employee Incentive Plan ("KEIP")
                    -      $250,000 term life insurance policy under KEIP
                    -      Long term disability insurance under KEIP
                    -      401(k) and Profit Sharing Plan
                    -      Directors and officers liability insurance

               G. Special Benefits. PAROD shall be entitled to the following special benefits:

               - Reimbursement for moving and relocation expenses from California to Nebraska, with a tax gross-up to cover all taxes

               - Reimbursement for a furnished apartment in Columbus, Nebraska for up to six months from the Commencement Date, with a tax gross-up to cover all taxes

               - Reimbursement for commuting expenses for PAROD and his wife for coach air travel between California and Nebraska during the first twelve months after the Commencement Date, limited to an aggregate maximum reimbursement of $25,000 plus a tax gross-up to cover all taxes

               - Use of an automobile of PAROD's choice owned or leased by LINDSAY with a purchase price up to a maximum of $50,000

               Reimbursement of the foregoing expenditures shall be subject to PAROD furnishing LINDSAY with appropriate receipts to evidence the expenditure.



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         4.    Termination.

               A.   For Cause.

                    1. Defined. PAROD may be terminated by LINDSAY for Cause if:

                           a. he commits a breach of his fiduciary duty of loyalty to LINDSAY; or

                           b. he commits acts or omissions regarding LINDSAY's business which are not in good faith or which involve intentional misconduct, dishonesty, or a knowing violation of the law; or

                           c. he engages in any transaction involving LINDSAY from which he gains an improper personal benefit, which is not agreed to by the Board of Directors of LINDSAY in advance of the transaction; or

                           d. he refuses to perform any of the material duties assigned to him; or

                           e. he breaches the provisions of this Agreement.

                    2. Procedure. Prior to such termination for Cause, LINDSAY shall notify PAROD in writing of its intent to terminate his employment for Cause, shall state the effective date of termination, shall state the reason and give grounds therefor, and shall give PAROD twenty (20) days after receipt of such notice to explain his conduct to LINDSAY'S reasonable satisfaction, after which the termination for Cause shall be final unless the Board is reasonably satisfied with his explanation.

                    3. Consequences. If PAROD is terminated for Cause, he shall not be entitled to any further compensation or any bonus for the Fiscal Year in which the termination takes place, but shall be entitled to salary earned as of the date of termination.

               B. Without Cause. LINDSAY may terminate PAROD's employment at any time without Cause upon at least two (2) weeks advance written notice. If LINDSAY does so, then LINDSAY shall pay PAROD, within thirty (30) days of such termination, an amount equal to two (2) times PAROD's annual salary and target bonus in effect on his termination date. Such payment shall be a complete


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                    and liquidated payment for damages or claims, if any, which
                    PAROD may have against LINDSAY due to LINDSAY's termination of his employment prior to the end of the Term of this Agreement.

               C. Voluntary Termination. If PAROD breaches this Agreement and terminates his employment with LINDSAY prior to the end of the Term of this Agreement other than due to death or disability (Paragraph 4D), PAROD shall be subject to Paragraph 11 and shall not be entitled to, and shall not receive, any further compensation or any bonus for the Fiscal Year in which the termination takes place.

               D.   Death or Disability.

                    (i) If PAROD should die or become disabled and unable to perform his duties, PAROD's employment shall terminate. In such event, PAROD will be covered by the death and/or disability policies LINDSAY shall then have in effect, and PAROD (or his estate) shall receive a pro-rated target bonus for the portion of the Fiscal Year prior to the date when he ceased employment. For purposes of this Agreement, disabled shall mean PAROD is unable to carry out the requirements and duties of his current position and would qualify for payments under LINDSAY's long term disability policy or life insurance policy.

                    (ii) In such event, payments from LINDSAY due to PAROD shall be made within 30 days following his death or disability.

         5.    Best Efforts, Other Employment, Conflicts of Interest of PAROD.

               A. PAROD agrees that he will at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required or requested of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of LINDSAY. Such duties shall be rendered at Lindsay, Nebraska, and at such other place or places agreeable to PAROD within or without the State of Nebraska as LINDSAY shall in good faith require or as the interests, needs, business or opportunities of LINDSAY shall require.

               B. PAROD shall devote his normal and regular business time, attention, knowledge and skill to the business and interests of LINDSAY, and LINDSAY shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services and advice of PAROD performed for LINDSAY.


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               C.   PAROD shall have the right to devote such amounts of his
                    time which are not required for the full and faithful performance of his duties hereunder to any outside activities and businesses which are not then being engaged in by LINDSAY and which shall not otherwise interfere with the performance of his duties hereunder.

               D.   Absent prior approval from the Board, PAROD

                    (i) shall not knowingly make investments in businesses which do business with or which are competitive with LINDSAY, and

                    (ii) shall not knowingly engage in any activity which constitutes a conflict of interest with his employment at LINDSAY.

               E. PAROD shall advise the Board in advance before making any commitments to serve on the Board of Directors of any other company or organization and shall obtain approval from the Board before making any such commitments during the first year after the Commencement Date.

         6. Business Opportunities. PAROD will make full and prompt written disclosure to the Board of LINDSAY of any business opportunity of which he becomes aware and which relates to the business of LINDSAY or any of its subsidiaries or affiliates.




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         7.    Inventions.

               A. An "Invention" means any new or useful art, discovery, contribution, finding, or improvement, whether or not patentable, and all related know-how.

               B. "Copyright Works" are materials for which copyright protection may be obtained, including but not limited to: literary works, computer programs, artistic works (including designs, graphs, drawings, blueprints and other works), recordings, photographs, slides, motion pictures, and audio-visual works.

               C. Upon conception, all Inventions and Copyright Works shall become the property of LINDSAY, whether or not patent or copyright applications are filed on the subject matter of the conception. PAROD will communicate to LINDSAY promptly and fully all Inventions or suggestions for Inventions (whether or not patentable) and all Copyright Works made or conceived by PAROD (whether made or conceived solely by PAROD or jointly with others) during the period of PAROD's employment with LINDSAY or in the two years following his cessation of employment: (a) which correspond to the business, work or investigations of LINDSAY at the time of conception, or (b) which result from or are suggested by any work which PAROD has done or may do for or on behalf of LINDSAY, or (c) which are developed, tested, improved or investigated either in part or entirely on time for which PAROD was paid by LINDSAY or using any resources of LINDSAY.

               D. Assign Rights. PAROD will assign to LINDSAY his entire right, title and interest in all Inventions and Copyright
                    Works: (a) which relate in any way to the actual or anticipated business of LINDSAY, or (b) which relate in any way to the actual or anticipated research or development of LINDSAY, or (c) which is suggested by or results from any task assigned to PAROD on behalf of LINDSAY. PAROD also will execute at any time during or after his employment an assignment for each such Invention or Copyright Work as LINDSAY may request and on such documents as LINDSAY may provide. PAROD will promptly and fully assist LINDSAY during and subsequent to PAROD's employment in every lawful way without reimbursement other than his normal compensation as an employee of LINDSAY and other than a reasonable payment for time involved in the event his employment with LINDSAY has terminated, but at the expense of LINDSAY, to obtain for the benefit of LINDSAY patents, copyrights, mask work protection or other proprietary rights for Inventions or Copyright Works.



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         8.    Confidentiality.

               A. PAROD will not at any time during or after his employment by LINDSAY, directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever, other than in the normal course of performing his duties for LINDSAY, any Confidential Information. While engaged by LINDSAY, PAROD may only use Confidential Information for a purpose which is necessary to the carrying out of PAROD's duties as an employee or director of LINDSAY, and PAROD may not make use of any Confidential Information of LINDSAY after he is no longer an employee or director of LINDSAY.

               B. PAROD agrees that the following shall be considered Confidential Information: all non-public and internal information, whether written or otherwise, regarding LINDSAY's business (or business of any subsidiary or affiliate of LINDSAY), including but not limited to, information regarding customers and dealers, customer and dealer lists, employees, employee salaries, costs, prices, earnings, financial or cost accounting reports, products, services, formulae, compositions, machines, equipment, apparatus, systems, manufacturing procedures, operations, research, strategic plans, potential acquisitions, new market and product plans, location plans, prospective and executed contracts and other business arrangements, and sources of supply.

               C. PAROD agrees that all such information is a trade secret owned exclusively by LINDSAY which shall at all times be kept confidential.

               D. PAROD further agrees that he will, upon termination of his employment with LINDSAY, return to LINDSAY all books, records, lists and other written, typed or printed materials, whether furnished by LINDSAY or prepared by PAROD, which contain any Confidential Information, and PAROD agrees that he will neither make nor retain any copies of such materials after termination of employment.

         9. Solicitation of Employees. For a period of two (2) years after he is no longer employed by LINDSAY, PAROD will not, directly, or indirectly, either as an individual, proprietor, stockholder, partner, officer, director, employee or otherwise, solicit any officer, director, employee or other individual:

               A.   to leave his or her employment or position with LINDSAY,


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               B.   to compete with the business of LINDSAY, or

               C. to violate the terms of any employment, non-competition or similar agreement with LINDSAY.

         10. Non-Competition. For a period of one (1) year after termination of his employment with LINDSAY without Cause pursuant to Paragraph 4B or two (2) years after termination of his employment with LINDSAY for any other reason, PAROD will not engage or invest in, work for (directly or indirectly) or contribute his knowledge to any person or entity, company or work which is directly competitive in the irrigation business with the products, processes or business of LINDSAY.

         11. Remedies. In the event PAROD's employment shall end with LINDSAY prior to the end of the Term provided herein, or in the event PAROD shall breach Paragraph 9 or 10 of this Agreement or PAROD or LINDSAY shall otherwise breach this Agreement, PAROD and LINDSAY shall be subject to any and all of the penalties contained in, or legal and equitable remedies available to them resulting from, this Agreement.

         12.   Remedies; Survival of PAROD's Covenants.

               A. Without limiting the rights of LINDSAY to pursue all other legal and equitable rights available to it for any violation of the covenants of PAROD herein, it is agreed that: (a) the services to be rendered by PAROD under this Agreement are of a special, unique, unusual and extraordinary character which gives them a peculiar value, and the loss of such services cannot be reasonably and adequately compensated in damages in an action at law, and (b) remedies other than injunctive relief cannot fully compensate LINDSAY for a violation of Paragraphs 1, 6, 8, 9, 10 or 11 of this Agreement; accordingly, LINDSAY shall be entitled to injunctive relief to prevent violations of any of such Paragraphs or continuing violations thereof.

               B. All of PAROD's covenants in and obligations under Paragraphs 7, 8, 9 and 10 of this Agreement shall continue in effect notwithstanding any termination of PAROD's employment, whether by LINDSAY or by PAROD, upon expiration of the Term or otherwise, and whether or not pursuant to the terms of this Agreement; provided, however, that the covenants in and obligations under Paragraphs 9 and 10 are limited to time periods specified therein.

         13. Life Insurance. LINDSAY shall have the right, at its own expense and for its own benefit, to take out life insurance on PAROD in such amount or


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               amounts as it shall see fit, and PAROD agrees to cooperate with
               LINDSAY in obtaining such insurance.

         14. Designation of Beneficiary. PAROD may, by written instrument delivered to LINDSAY, designate a beneficiary or beneficiaries to receive any payments to which he may be entitled under this Agreement or LINDSAY benefit programs which become payable following his death, and at any time or from time to time may change such designated beneficiary by similar written instrument, and LINDSAY shall be fully protected in making any such payments to such designated beneficiary. In the event of PAROD'S death when no such beneficiary designation is in effect, LINDSAY shall make payment of any amounts to which PAROD was entitled following PAROD's death to his personal representative, heirs, devisees or legatees.

         15. PAROD Expenses. LINDSAY shall pay PAROD'S reasonable airline fare, hotel bills, and other necessary and proper expenses when traveling on or otherwise performing LINDSAY's business, provided that PAROD furnishes LINDSAY with appropriate supporting documentation of such expenses.

         16. Successor and Assigns; Parties in Interest; Change in Control. This Agreement shall be binding upon LINDSAY, its successors and assigns and upon PAROD, his heirs, executors and administrators. However, if there is a "Change in Control" of LINDSAY (as defined in Appendix A hereto), and such event shall result in a material negative change in the role, title, responsibility, benefits, or compensation of PAROD, then PAROD shall have the option to terminate his employment with LINDSAY for "Good Reason" within two (2) years after the Change in Control. If PAROD is terminated by LINDSAY without Cause or terminates employment for Good Reason within two (2) years after a Change in Control, he shall be entitled to receive a pro-rated target bonus for the portion of the Fiscal Year in which his termination occurs and a lump sum payment equal to three (3) times his annual salary and target bonus in effect on his termination date, in lieu of the amount provided in Paragraph 4B, and such payment shall be a complete and liquidated payment for damages or claims, if any, which PAROD may have against LINDSAY.

         17. Notices. Notices contemplated by this Agreement shall be in writing and shall be deemed given when delivered in person or mailed by first class mail, postage prepaid and return receipt requested, or by registered mail, to LINDSAY at 214 East 2nd Street, P. O. Box 156, Lindsay, Nebraska, 68644, Attention:
               Chairman of the Compensation Committee, and to PAROD at 7600 E. Calle Durango, Anaheim Hills, CA 92808, or to such other address as either party so notifies to the other.



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         18.   Integration, Amendment and Modification.

               A. This Agreement contains the entire Agreement between the parties hereto with respect to the employment contemplated herein and supersedes all prior negotiations between the parties relating to PAROD'S employment with LINDSAY.

               B. This Agreement can be amended, supplemented or modified by the parties only by an instrument in writing signed by both parties.

               C. If, in any action before any court or agency legally empowered to enforce the provisions of this Agreement, any term, restriction, covenant or promise contained herein is found to be unreasonable, unlawful or otherwise invalid and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

         19. Headings. The headings in this Agreement are inserted for convenience or reference only and shall not affect the meaning or interpretation of this Agreement.

         20. Governing Law. This Agreement shall be construed, interpreted and enforced according to the laws of the State of Nebraska.

         21. PAROD Representation. PAROD represents and warrants to LINDSAY that his execution, delivery and performance of this Agreement do not and will not conflict with, violate or constitute a breach of or default under any provision of law or regulation applicable to him or any provision of any agreement, contract or other instrument to which he is a party or by which he is otherwise bound.

         IN WITNESS WHEREOF, this Agreement is entered into effective as of the date set forth above.

RICHARD W. PAROD                            LINDSAY MANUFACTURING CO.


/s/ Richard W. Parod                        BY: /s/ John W. Croghan
------------------------------                  -----------------------------
Richard W. Parod                                John W. Croghan
                                                Chairman of the Board



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                                  APPENDIX A-1

                            LINDSAY MANUFACTURING CO.
                           Nonqualified Stock Options
                           Granted From Treasury Stock


                         Agreement with Richard W. Parod

                Section 1. Date of Grant. This Option is granted on March 8, 2000 (the "Date of Grant") from treasury stock of Lindsay Manufacturing Co. (the "Company"). This Option is a nonqualified stock option.

                Section 2. Option Grant. The Company for valuable consideration, receipt of which is hereby acknowledged, hereby irrevocably grants to Richard W. Parod ("Optionee") the option to purchase a total of 300,000 shares of the Company's Common Stock, $1.00 par value ("Common Stock"), at an exercise price of $14.00 per share. The exercise price is equal to the closing price on the New York Stock Exchange of the Company's Common Stock on the Date of Grant.

                Section 3. Payment. Payment of the option price shall be in (i) in cash (which may be paid from the sale of shares of Common Stock pursuant to a cashless exercise program), (ii) by the transfer and delivery to the Company of shares of Common Stock having a fair market value on the date of exercise of this Option at least equal to the option price, or (iii) any combination of (i) and (ii). The Optionee shall also pay in cash the amount of any State and Federal taxes required to be withheld at the time of issuance of shares hereunder, or if no such taxes are required to be withheld at the time of such issuance, shall pay to the Company the amount of such taxes thereafter required to be withheld.

                Section 4. Right to Exercise.

                4.1 This Option may not be exercised unless and until the Optionee shall have been or remained in employment with the Company for 12 months from the date (April 5, 2000) on which he commences employment with the Company (the "Commencement Date") and may be exercised on the following basis:

                20% - 1 year from Commencement Date, April 5, 2001 20% - 2 years from Commencement Date, April 5, 2002 20% - 3 years from Commencement Date, April 5, 2003 20% - 4 years from Commencement Date, April 5, 2004 20% - 5 years from Commencement Date, April 5, 2005

                4.2 This Option shall fully vest so that up to 100% of the shares subject to this Option may be exercised upon a Change in Control of the Company. A "Change in Control" of the Company shall mean (a) a dissolution or liquidation of the Company, (b) a sale of substantially all of the assets of the Company, (c) a merger or combination


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involving the Company after which the owners of Common Stock of the Company immediately prior to the merger or combination own less than 50% of the outstanding shares of common stock of the surviving corporation, or (d) the acquisition of more than 50% of the outstanding shares of Common Stock of the Company, whether by tender offer or otherwise, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company.

                Section 5.  Termination

                5.1 This Option shall expire 10 years after the Date of Grant, or at such earlier time as is hereinafter prescribed.

                5.2 Except following a Change in Control, if prior to a date 12 months after the Date of Grant the Optionee's employment with the Company shall be terminated for any reason, the Optionee's right to exercise any portion of this Option shall terminate and all rights hereunder shall cease.

                5.3 If, on or after a Change in Control or after 12 months from the Date of Grant the Optionee's employment with the Company shall be terminated for any reason other than death, retirement, permanent and total disability or "Cause", the Optionee shall have the right, during the period ending 60 days after such termination, to exercise this Option to the extent that it was exercisable at the date of such termination of employment and shall not have been exercised.

                5.4 If the Optionee shall die at any time after a Change in Control or after 12 months from the Date of Grant and while in employment with the Company, the executor or administrator of the estate of the Optionee or the person or persons to whom this Option shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right, during the period ending one year after the date of the Optionee's death, to exercise this Option to the extent that it was exercisable at the date of termination of employment by death and shall not have been exercised.

                5.5 If the Optionee shall retire after attaining age 65 or become permanently and totally disabled at any time after a Change in Control or after 12 months from the Date of Grant, the Optionee (or in the case Optionee becomes mentally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after such retirement or disability, to exercise this Option to the extent that it was exercisable at the date of termination of employment by retirement or disability and shall not have been exercised.

                5.6 If the Optionee's employment with the Company shall be terminated by the Company for "Cause" (as such term is defined in Optionee's employment agreement with the Company which is entered on the Date of Grant (the "Employment Agreement")), the Optionee's right to exercise this Option shall immediately terminate and all rights hereunder shall cease.



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                5.7 No transfer of this Option by the Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Option.

                Section 6. Antidilution and Miscellaneous Provisions

                6.1 The antidilution provisions of Section 5.4 of the Company's 1991 Long-Term Incentive Plan (the "Plan") shall apply to this Option. The manner of application of these provisions and all adjustments of the number of shares and exercise price of this Option shall be determined solely by the Compensation Committee of the Company's Board of Directors.

                6.2 In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, Section 5.4(c) of the Plan shall apply. Accordingly, this Option shall terminate, but the Optionee shall have the right immediately prior to such event to exercise this Option in whole or in part, to the extent that it shall not have been exercised, without regard to any vesting restrictions or installment exercise provisions.

                6.3 The provisions of Article XIII of the Plan shall apply to this Option, including compliance with registration, listing and other legal requirements.

                Section 7. Exercise Procedure

                7.1 This Option may be exercised in whole at any time, or in part from time to time with respect to whole shares only, within the period permitted for the exercise hereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full (in the manner provided in Section 3 hereof) to the Company at said office of the amount of the Option price for the number of shares of Common Stock with respect to which the Option is then being exercised. Optionee agrees to advise the Company within 30 days of the sale of stock which was exercised.

                7.2 By executing this Agreement Optionee authorizes the Company to withhold, or Optionee agrees to pay to the Company, the full amount of all Federal and State income or other employment taxes applicable to taxable income resulting from the exercise of this Option.

                Section 8. Transferability. This Option is not transferable except by will or the laws of descent and distribution. During the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or in the case Optionee becomes mentally incapacitated, the Option shall be exercisable by the Optionee's guardian or legal representative.

                Section 9. Rights of Option. Nothing herein contained shall confer on the Optionee any right with respect to continuation of employment with the Company, or interfere with the right of the Company to terminate at any time the employment of the Optionee or, except as to shares actually issued, confer any rights as a stockholder upon the Optionee.

                Section 10. Cancellation of Option and Repayment of Gains Realized from Option.

                10.1 The provisions of Section 10.2 shall apply if Optionee's employment with the Company is terminated for "Cause" (as such term is defined in his Employment Agreement) or if, within 12 months after the date of his termination of employment with the Company for any reason, Optionee engages or invests in, works for (directly or indirectly) or contributes his knowledge to any person or entity, company or work which is directly competitive in the irrigation business with the products, processes or business of the Company or its subsidiaries. The foregoing events are referred to in Section 10.2 as a "Covered Event." Notwithstanding the foregoing, this Section 10 shall terminate and shall cease to apply if Optionee remains in employment with the Company for five years after the Commencement Date. In its sole discretion, the Board of Directors of the Company may agree that this Section 10 shall terminate and cease to apply on an earlier date.

                10.2 If a Covered Event occurs, the Optionee's right to exercise this Option shall immediately terminate to the extent that it shall not yet have been exercised, and any exercise of this Option which occurred during the period commencing 12 months before and ending 12 months after Optionee's termination of employment may be cancelled and rescinded by the Company. Optionee agrees to return to the Company any shares of Common Stock which he received from any such exercise of this Option which is cancelled or rescinded ("Cancelled Exercise") and agrees to repay to the Company the amount of any proceeds received from the sale or other disposition of any shares of Common Stock which he received from any such Cancelled Exercise of this Option, provided that Optionee shall be entitled to deduct or be repaid by the Company the exercise price which he paid for such shares in the Cancelled Exercise. The Company shall be entitled to set-off any such payments which are owed to it by the Optionee against any amounts which it owes to the Optionee.

                                               LINDSAY MANUFACTURING CO.

                                               By:
                                                  ------------------------------
                                                  Bruce C. Karsk

I have received a copy of LMC Policy No. 14 concerning "Notice of Confidentiality of Information/Restrictions on "Trading" in Stock" and understand and agree to comply with said Policy. I have also read carefully and understand fully the provisions of Section 10 of this Agreement relating to cancellation of the Option and repayment of gains realized from exercise of the Option and sale or other disposition of any shares of Common Stock which are received therefrom, and I agree to be bound by these provisions.

                                               OPTIONEE

                                               By:
                                                  ------------------------------
                                                  Richard W. Parod

                                  APPENDIX A-2

                            LINDSAY MANUFACTURING CO.
                           Nonqualified Stock Options
                           Granted From Treasury Stock


                         Agreement with Richard W. Parod

                Section 1. Date of Grant. This Option is granted on March 8, 2000 (the "Date of Grant") from treasury stock of Lindsay Manufacturing Co. (the "Company"). This Option is a nonqualified stock option.

                Section 2. Option Grant. The Company for valuable consideration, receipt of which is hereby acknowledged, hereby irrevocably grants to Richard W. Parod ("Optionee") the option to purchase a total of 50,000 shares of the Company's Common Stock, $1.00 par value ("Common Stock"), at an exercise price of $14.00 per share. The exercise price is equal to the closing price on the New York Stock Exchange of the Company's Common Stock on the Date of Grant.

                Section 3. Payment. Payment of the option price shall be in (i) in cash (which may be paid from the sale of shares of Common Stock pursuant to a cashless exercise program), (ii) by the transfer and delivery to the Company of shares of Common Stock having a fair market value on the date of exercise of this Option at least equal to the option price, or (iii) any combination of (i) and (ii). The Optionee shall also pay in cash the amount of any State and Federal taxes required to be withheld at the time of issuance of shares hereunder, or if no such taxes are required to be withheld at the time of such issuance, shall pay to the Company the amount of such taxes thereafter required to be withheld.

                Section 4. Right to Exercise.

                4.1 This Option may be exercised after Optionee commences employment with the Company on April 5, 2000 (the "Commencement Date") on the following basis:

                    (a) up to 100% of the total Option shares of Common Stock covered by this Option may be exercised at any time on or after the first day following completion of a period of twenty (20) consecutive business days on which the Fair Market Value of the Company's Common Stock exceeds $40 per share, but only where such period is completed prior to the fifth (5th) anniversary of the Commencement Date while Optionee remains in employment with the Company, or

                    (b) up to 100% of the total shares of Common Stock covered by this Option may be exercised at any time on or after the ninth

                           (9th) anniversary of the Commencement Date, if Optionee remains in employment with the Company on such date.

This Option shall fully vest so that up to 100% of the shares subject to this Option may be exercised upon the occurrence of either of the foregoing events.

                4.2 This Option shall fully vest so that up to 100% of the shares subject to this Option may be exercised upon a Change in Control of the Company. A "Change in Control" of the Company shall mean (a) a dissolution or liquidation of the Company, (b) a sale of substantially all of the assets of the Company, (c) a merger or combination involving the Company after which the owners of Common Stock of the Company immediately prior to the merger or combination own less than 50% of the outstanding shares of common stock of the surviving corporation, or (d) the acquisition of more than 50% of the outstanding shares of Common Stock of the Company, whether by tender offer or otherwise, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company.

                Section 5. Termination

                5.1 This Option shall expire 10 years after the Date of Grant, or at such earlier time as is hereinafter prescribed.

                5.2 Except following a Change in Control, if prior to a date 12 months after the Date of Grant the Optionee's employment with the Company shall be terminated for any reason, the Optionee's right to exercise any portion of this Option shall terminate and all rights hereunder shall cease.

                5.3 If, on or after a Change in Control or after 12 months from the Date of Grant the Optionee's employment with the Company shall be terminated for any reason other than death, retirement, permanent and total disability or "Cause", the Optionee shall have the right, during the period ending 60 days after such termination, to exercise this Option to the extent that it was exercisable at the date of such termination of employment and shall not have been exercised.

                5.4 If the Optionee shall die at any time after a Change in Control or after 12 months from the Date of Grant and while in employment with the Company, the executor or administrator of the estate of the Optionee or the person or persons to whom this Option shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right, during the period ending one year after the date of the Optionee's death, to exercise this Option to the extent that it was exercisable at the date of termination of employment by death and shall not have been exercised.

                5.5 If the Optionee shall retire after attaining age 65 or become permanently and totally disabled at any time after a Change in Control or after 12 months from the Date of Grant, the Optionee (or in the case Optionee becomes mentally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after such retirement or disability, to exercise this Option to the extent that it was exercisable at the date of termination of employment by retirement or disability and shall not have been exercised.

                5.6 If the Optionee's employment with the Company shall be terminated by the Company for "Cause" (as such term is defined in Optionee's employment agreement with the Company which is entered on the Date of Grant (the "Employment Agreement")), the Optionee's right to exercise this Option shall immediately terminate and all rights hereunder shall cease.

                5.7 No transfer of this Option by the Optionee by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Option.

                Section 6. Antidilution and Miscellaneous Provisions

                6.1 The antidilution provisions of Section 5.4 of the Company's 1991 Long-Term Incentive Plan (the "Plan") shall apply to this Option. The manner of application of these provisions and all adjustments of the number of shares and exercise price of this Option shall be determined solely by the Compensation Committee of the Company's Board of Directors.

                6.2 In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, Section 5.4(c) of the Plan shall apply. Accordingly, this Option shall terminate, but the Optionee shall have the right immediately prior to such event to exercise this Option in whole or in part, to the extent that it shall not have been exercised, without regard to any vesting restrictions or installment exercise provisions.

                6.3 The provisions of Article XIII of the Plan shall apply to this Option, including compliance with registration, listing and other legal requirements.

                Section 7. Exercise Procedure

                7.1 This Option may be exercised in whole at any time, or in part from time to time with respect to whole shares only, within the period permitted for the exercise hereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full (in the manner provided in Section 3 hereof) to the Company at said office of the amount of the Option price for the number of shares of Common Stock with respect to which the Option is then being exercised. Optionee agrees to advise the Company within 30 days of the sale of stock which was exercised.

                7.2 By executing this Agreement Optionee authorizes the Company to withhold, or Optionee agrees to pay to the Company, the full amount of all Federal and State income or other employment taxes applicable to taxable income resulting from the exercise of this Option.

                Section 8. Transferability. This Option is not transferable except by will or the laws of descent and distribution. During the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or in the case Optionee becomes mentally incapacitated, the Option shall be exercisable by the Optionee's guardian or legal representative.

                Section 9. Rights of Optionee. Nothing herein contained shall confer on the Optionee any right with respect to continuation of employment with the Company, or interfere with the right of the Company to terminate at any time the employment of the Optionee or, except as to shares actually issued, confer any rights as a stockholder upon the Optionee.

                Section 10. Cancellation of Option and Repayment of Gains Realized from Option.

                10.1 The provisions of Section 10.2 shall apply if Optionee's employment with the Company is terminated for "Cause" (as such term is defined in his Employment Agreement) or if, within 12 months after the date of his termination of employment with the Company for any reason, Optionee engages or invests in, works for (directly or indirectly) or contributes his knowledge to any person or entity, company or work which is directly competitive in the irrigation business with the products, processes or business of the Company or its subsidiaries. The foregoing events are referred to in Section 10.2 as a "Covered Event." Notwithstanding the foregoing, this Section 10 shall terminate and shall cease to apply if Optionee remains in employment with the Company for five years after the Commencement Date. In its sole discretion, the Board of Directors of the Company may agree that this Section 10 shall terminate and cease to apply on an earlier date.

                10.2 If a Covered Event occurs, the Optionee's right to exercise this Option shall immediately terminate to the extent that it shall not yet have been exercised, and any exercise of this Option which occurred during the period commencing 12 months before and ending 12 months after Optionee's termination of employment may be cancelled and rescinded by the Company. Optionee agrees to return to the Company any shares of Common Stock which he received from any such exercise of this Option which is cancelled or rescinded ("Cancelled Exercise") and agrees to repay to the Company the amount of any proceeds received from the sale or other disposition of any shares of Common Stock which he received from any such Cancelled Exercise of this Option, provided that Optionee shall be entitled to deduct or be repaid by the Company the exercise price which he paid for such shares in the Cancelled Exercise. The Company shall be entitled to set-off any such payments which are owed to it by the Optionee against any amounts which it owes to the Optionee.


                                                LINDSAY MANUFACTURING CO.


                                                By:
                                                   -----------------------------
                                                   Bruce C. Karsk

I have received a copy of LMC Policy No. 14 concerning "Notice of Confidentiality of Information/Restrictions on "Trading" in Stock" and understand and agree to comply with said Policy. I have also read carefully and understand fully the provisions of Section 10 of this Agreement relating to cancellation of the Option and repayment of gains realized from exercise of the Option and sale or other disposition of any shares of Common Stock which are received therefrom, and I agree to be bound by these provisions.

                                                OPTIONEE


                                                By:
                                                   -----------------------------
                                                   Richard W. Parod